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                                        BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST III
                                           SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES
                                              SERIES 1997-2, INVESTOR NUMBER 19972002

MONTHLY SERVICING SUMMARY                                                            PERIOD ENDING:       03/31/98
---------------------------------------------------------------------------------------------------------------------
                                                                    Pass Through
                                                                        Rate             Balance         Pool Factor
                                                                    ------------    ---------------     -------------

                                              BOP Scheduled Pool                    $490,614,215.19       98.1228640%
Determination Date:           04/07/98        EOP Scheduled Pool                     487,548,776.56       97.5097762%
Remittance Date:              04/10/98        Class A-1 Certificate    5.8250%        17,048,883.56       57.7928256%
                                              Class A-2 Certificate    6.1300%        49,000,000.00      100.0000000%
                                              Class A-3 Certificate    6.2300%        45,000,000.00      100.0000000%
                                              Class A-4 Certificate    6.3100%        50,000,000.00      100.0000000%
                                              Class A-5 Certificate    6.3900%        33,000,000.00      100.0000000%
Prior Period WAC                 10.53%       Class A-6 Certificate    6.4700%        32,000,000.00      100.0000000%

Current Period WAC               10.52%       Class A-7 Certificate    6.6900%        51,000,000.00      100.0000000%

Senior Percentage               100.00%       Class A-9 Certificate    7.0900%        68,500,000.00      100.0000000%

Class M Percentage                0.00%       Class A-IO Certificate   0.1500%

Class B Percentage                0.00%       Class M Certificate      6.9000%        41,250,000.00      100.0000000%

                                              Class B-1 Certificate    7.0700%        32,500,000.00      100.0000000%
                                              Class B-2 Certificate    8.4000%        16,249,893.00      100.0000000%
I.   RECAP OF POOL:                       Loan
                                          Count      CLASS A-1       CLASS A-2         CLASS A-3         CLASS A-4
                                        -------   --------------   -------------     --------------    -------------
     Beginning Certificate Balance      15,796    $20,114,322.19   $49,000,000.00    $45,000,000.00    $50,000,000.00

     Scheduled Principal Reduction                   (664,985.56)            0.00              0.00              0.00

     Partial Principal Prepayments                   (164,197.73)            0.00              0.00              0.00

     Principal Prepayments In Full         (63)    (1,372,774.40)            0.00              0.00              0.00
     Contract Liquidations                 (33)      (863,480.94)            0.00              0.00              0.00
     Contract Repurchases                    0              0.00             0.00              0.00              0.00
     Previously Undistributed
     Shortfalls                                             0.00             0.00              0.00              0.00
                                        ------    --------------   --------------    --------------    --------------
     Remaining Certificate Balance      15,700    $17,048,883.56   $49,000,000.00    $45,000,000.00    $50,000,000.00
                                        ------    --------------   --------------    --------------    --------------
                                        ------    --------------   --------------    --------------    --------------

                                                     CLASS A-5       CLASS A-6         CLASS A-7         CLASS A-8
                                                  --------------   -------------     --------------    -------------
     Beginning Certificate Balance                $33,000,000.00   $32,000,000.00    $51,000,000.00    $52,000,000.00

     Scheduled Principal Reduction                          0.00             0.00              0.00              0.00

     Partial Principal Prepayments                          0.00             0.00              0.00              0.00

     Principal Prepayments In Full                          0.00             0.00              0.00              0.00

     Contract Liquidations                                  0.00             0.00              0.00              0.00

     Contract Repurchases                                   0.00             0.00              0.00              0.00

     Previously Undistributed Shortfalls                    0.00             0.00              0.00              0.00
                                                  --------------   --------------    --------------    --------------
     Remaining Certificate Balance                $33,000,000.00   $32,000,000.00    $51,000,000.00    $52,000,000.00
                                                  --------------   --------------    --------------    --------------
                                                  --------------   --------------    --------------    --------------

                                                     CLASS A-9        CLASS M          CLASS B-1          CLASS B-2
                                                  --------------   -------------     --------------    -------------
     Beginning Certificate Balance                $68,500,000.00   $41,250,000.00    $32,500,000.00    $16,249,893.00

     Scheduled Principal Reduction                          0.00             0.00              0.00              0.00

     Partial Principal Prepayments                          0.00             0.00              0.00              0.00

     Principal Prepayments In Full                          0.00             0.00              0.00              0.00

     Contract Liquidations                                  0.00             0.00              0.00              0.00

     Contract Repurchases                                   0.00             0.00              0.00              0.00

     Previously Undistributed Shortfalls                    0.00             0.00              0.00              0.00
                                                  --------------   --------------    --------------    --------------
     Remaining Certificate Balance                $68,500,000.00   $41,250,000.00    $32,500,000.00    $16,249,893.00
                                                  --------------   --------------    --------------    --------------
                                                  --------------   --------------    --------------    --------------

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

II.  DISTRIBUTIONS:
                                                     CLASS A-1         CLASS A-2         CLASS A-3         CLASS A-4
                                                  --------------   -------------     --------------    -------------
     Principal Distribution Amount                 $3,065,438.63            $0.00             $0.00             $0.00
     Interest Distribution Amount                     100,892.88       250,308.33        233,625.00        262,916.67
     Unpaid Interest Shortfall                              0.00             0.00              0.00              0.00
                                                  --------------   --------------    --------------    --------------
     Total Distribution                            $3,166,331.51      $250,308.33       $233,625.00       $262,916.67
                                                  --------------   --------------    --------------    --------------
                                                  --------------   --------------    --------------    --------------
                                                     CLASS A-5         CLASS A-6        CLASS A-7         CLASS A-8
                                                  --------------   -------------     --------------    -------------
     Principal Distribution Amount                         $0.00            $0.00             $0.00             $0.00
     Interest Distribution Amount                     175,725.00       172,533.33        284,325.00        294,233.33
     Unpaid Interest Shortfall                              0.00             0.00              0.00              0.00
                                                  --------------   --------------    --------------    --------------
     Total Distribution                              $175,725.00      $172,533.33       $284,325.00       $294,233.33
                                                  --------------   --------------    --------------    --------------
                                                  --------------   --------------    --------------    --------------

                                                     CLASS A-9       CLASS A-IO         CLASS M
                                                  --------------   --------------    --------------
     Principal Distribution Amount                         $0.00                              $0.00
     Interest Distribution Amount                     404,720.83        61,326.78        237,187.50
     Unpaid Interest Shortfall                              0.00                               0.00
                                                  --------------   --------------    --------------
     Total Distribution                              $404,720.83       $61,326.78       $237,187.50
                                                  --------------   --------------    --------------
                                                  --------------   --------------    --------------

                                                     CLASS B-1        CLASS B-2
                                                  --------------    -------------
     Principal Distribution Amount                         $0.00            $0.00
     Interest Distribution Amount                     191,479.17       113,749.25
     Unpaid Interest Shortfall                              0.00             0.00
                                                  --------------   --------------
     Total Distribution                              $191,479.17      $113,749.25
                                                  --------------   --------------
                                                  --------------   --------------

III.  SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):

                                                   Total P&I ...    $4,970,125.30

                                              Gross Interest ...    (4,305,139.74)
                                                                    -------------
                                         Scheduled Principal ...       664,985.56
                                                                    -------------
                                                                    -------------

IV.   SERVICING FEE:                                                  $408,845.18
                                                                    -------------
                                                                    -------------
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V.    DELINQUENCY INFORMATION:

                                          Days Delinquent          Number     Actual Balance
                                          ---------------        ---------    --------------
                                              31 - 59                141      $4,154,635.64
                                              60 - 89                 52       1,757,367.15
                                             90 or more               53       1,661,793.37
                                           ----------------          ---      -------------
                                           Total Delinquent          246      $7,573,796.16
                                           ----------------          ---      -------------
                                           ----------------          ---      -------------

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

VI.   REPOSSESSION INFORMATION:                                    Number   Actual Balance
                                                                 ----------  --------------
                                          BOP Repossessions           60     $1,899,940.25
                              Plus Repossessions this Month           53      1,629,431.02
                                          Less Liquidations          (33)     ($868,670.77)
                                                                 ---------   -------------
                                          EOP Repossessions           80     $2,660,700.50
                                                                 ---------   -------------
                                                                 ---------   -------------

VII.  REPURCHASES:                                                Number    Actual Balance
                                                                  ------   ----------------
                           Contracts Repurchased or Replaced           0         $0.00
                               Eligible Substitute Contracts           0         $0.00
                                 Difference Paid by Servicer           0         $0.00
                                           Total Repurchases           0         $0.00

VIII. RESERVE ACCOUNT ACTIVITY

                                          Reserve Fund Beginning Balance         $0.00
                                                Reserve Fund Draw Amount         $0.00
                                             Reserve Fund Deposit Amount         $0.00

IX.   MONTHLY ADVANCE
                                                  Monthly Advance Amount         $0.00
                                             Outstanding Amount Advanced         $0.00

X.    DELINQUENCY RATIOS
                                        Average 30-Day Delinquency Ratio          0.99%
                                        Average 60-Day Delinquency Ratio          0.66%
                                          Cumulative Realized Loss Ratio          0.17%
                                             Current Realized Loss Ratio          0.10%


XI.   RESIDUAL INTEREST DISTRIBUTION AMOUNT                                 $668,814.02
                                                                            -----------
                                                                            -----------


XII.  LIQUIDATION LOSSES:

                       Previous Period Aggregate Net Liquidation Losses:    $389,140.98
                        Current Period Aggregate Net Liquidation Losses:    $856,012.58
                                      Current Period Liquidation Losses:    $466,871.60


XIII. MISC.
                                Class M Principal Distribution Test Met?             NO
                              Class B-1 Principal Distribution Test Met?             NO
                                          Clause X Amount                 16,249,893.00
                                          Clause Y Amount                  9,999,998.00
                                   Clause X Amount equal to or less than             NO
                                                        Clause Y Amount?

XIV.  CERTIFICATE ACCOUNT INTEREST:                                          $25,344.10

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